FILED OCTOBER 30, 1986
                                                       Nevada Secretary of State
                                                                     No. 7659-86



                            ARTICLES OF INCORPORATION
                                       OF
                          BURNINGHAM ENTERPRISES, INC.

                                      *****

         FIRST, The name of the corporation is BURNINGHAM ENTERPRISES, INC.

         SECOND, its principal office in the State of Nevada is located in One

East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First

Street, Reno, Nevada 89501.

         To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person,

firm, association or corporation.

         To acquire, build, hold, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions,

improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds,

securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness,

to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage,

pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

         To purchase, hold, sell and transfer shares of its own capital stock,

and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding,

for the purpose of computing any stockholders' quorum or vote.

         To conduct business, have one or more offices, and hold, purchase,

mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States,

the District of Columbia, and in any foreign countries.

         To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

          The object and purposes specified in the foregoing clauses shall,

except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH. The amount of the total authorized capital stock of the corporation is One Hundred Thousand Dollars ($100,000) consisting of One Hundred

Million (100,000,000) shares of stock of the par value of One Hundredth of a

Cent Dollars ($.001) each.

          FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner or shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

          The names and post-office addresses of the first board of directors,

which shall be three in number, are as follows:


                NAME                              POST-OFFICE ADDRESS
                ----                              -------------------

                Brent Jay Burningham              1164 W. 500 N.
                                                  Salt Lake City, UT  84116

                Gary Van Vracken                  641 N. 200 W.
                                                  Salt Lake City, UT  84103

                Bret Van Leevwen                  560 W. Fine Drive
                                                  Salt Lake City, UT  84115

          SIXTH. The capital stock, after the amount of the subscription price,

or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

          SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

                  NAME                               POST-OFFICE ADDRESS
                  ----                               -------------------

                  Keyoumara Saced                    1200 Broadway, Ste. 1211
                                                     Denver, CO  80290

                  Carol M. Carpenter                 1200 Broadway, Ste. 1211
                                                     Denver, CO  80290

                  Corinne M. Lude                    1200 Broadway, Ste. 1211
                                                     Denver, CO  80290

          EIGHTH. The corporation is to have perpetual existence.

          NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          Subject to the by-laws, if any, adopted by the stockholders, to make,

alter or amend the by-laws of the corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one

(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation,
which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

          TENTH, meetings of stockholders may be held outside the State of

Nevada, if the by-laws so provide. The books of the corporation may be kept

(subject to any provisions contained in the statutes) outside the State of

Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TWELFTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such persons and on such terms as in its discretion it shall deem advisable. WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 29th day of October, 1986.

                                   /s/
                                   ---------------------------------
                                   Keyoumara Saced


                                   /s/

                                   ----------------------------------
                                   Carol M. Carpenter


                                   /s/
                                   ----------------------------------
                                   Corinne M. Lude

STATE OF Colorado

COUNTY OF Denver

         On this 29th day of October, 1986, before me, a Notary Public, personally appeared Keyoumara Saced, Carol M. Carpenter and Corinne M. Lude, who severally acknowledged that they executed the above instrument.


                                           /s/
                                           --------------------------------
                                           Notary Public
                                           Virginia M. Omstead

                                           My commission expires:  6/30/89

                                                     FILED FEBRUARY 25, 1988
                                                    Nevada Secretary of State
                                                                  No. 7659-86



                            CERTIFICATE OF AMENDMENT

                                     to the

                            ARTICLES OF INCORPORATION

                                       of

                          BURNINGHAM ENTERPRISES, INC.


         Pursuant to the provisions of Article 78.390 of the Nevada Revised Statutes, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST:  The name of the Corporation is BURNINGHAM ENTERPRISES, INC.

         SECOND: That at a meeting of the Board of Directors of Burningham Enterprises, Inc., resolutions were adopted setting forth a proposed amended to the Articles of Incorporation of the Company declaring said amendment advisable and calling a meeting of the stockholders of the Company for consideration thereof.

         THIRD: The following Amendment to the Articles of Incorporation of Burningham Enterprises, Inc. was duly adopted by the shareholders of the corporation at a meeting held February 23, 1988, in the manner prescribed by the laws of the State of Nevada, to-wit:

                                ARTICLE I - NAME

         The name of this corporation is EVEREST FUNDING CORPORATION

         FOURTH: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 6,010,000 and the number entitled to vote thereon was 6,010,000.

         FIFTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                  CLASS                                       NUMBER OF SHARES

                  Common                                           6,010,000

         SIXTH: The number of shares voted for such amendments was 5,420,000, with none opposing and none abstaining.

         SEVENTH: These amendments do not provide for any exchange, reclassification or cancellation of issued shares.

         EIGHTH: These amendments do not effect a change in the stated capital of the corporation as set forth above.

         IN WITNESS WHEREOF, the undersigned President and Secretary having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation this 23rd day of February, 1988.


                                           BURNINGHAM ENTERPRISES, INC.

                                              /s/
                                           By________________________________
                                                    President
Attest:
                  /s/
----------------------------------
Secretary


State of Utah              )
                           )  ss.
County of Salt Lake        )

         On the 23rd day of February, 1988, personally appeared before me Brent Burningham, who acknowledged to me that (s)he is the President of Burningham Enterprises, Inc. who signed the foregoing instrument and that (s)he has read the foregoing instrument and knows the content thereof.

         SUBSCRIBED AND SWORN TO before me this 23rd day of February, 1988.

                                               /s/
                                               ------------------------------
                                               Notary Public
Residing at:
Salt Lake City, Utah

My Commission Expires:
2-17-1992

State of Utah              )
                           )  ss.
County of Salt Lake        )


         On the 23rd day of February, 1988, personally appeared before me J. Todd Martin, who acknowledged to me that (s)he is the Secretary of Burningham Enterprises, Inc. who signed the foregoing instrument and that (s)he has read the foregoing instrument and knows the content thereof.

         SUBSCRIBED AND SWORN TO before me this 23rd day of February, 1988.


                                                /s/
                                               ------------------------------
                                               Notary Public

Residing at:
Salt Lake City, Utah

My Commission Expires:
2-17-1992

                                                 FILED NOVEMBER 27, 1995
                                               Nevada Secretary of State
                                                                 7659-86


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)


                           Everest Funding Corporation
                               Name of Corporation

         We, the undersigned, Robert Knight , President and Steven A. Sanders, Secretary of Everest Funding Corporation, do hereby certify that the Board of Directors of said corporation at a meeting duly convened held October 19, 1995, adopted a resolution to amend the original Articles of Incorporation

         RESOLVED, that the name of the corporation be changed to Everest Security Systems Corporation

The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 1,524,902, that the said changes and amendment have been consented to and approved by a majority of stockholders to and at least a majority of each class of stock outstanding and entitled to vote thereon.

                               /s/
                        -----------------------------------------------------
                                              President        ID#2138965

                               /s/
                        -----------------------------------------------------
                                              Secretary

ACKNOWLEDGMENT

[STATE OF]                          British Columbia
[COUNTY OF]



On October 24, 1995, personally appeared before me, a Notary Public, the above individuals, acknowledged he/she/they executed the above instrument on behalf of said Corporation.

                                                        /s/
                             -------------------------------------
                             NOTARY PUBLIC
                                                                   PANJAJ SHOH
                                                                 Notary Public
                                                       211-3030 Lincoln Avenue
                                                     Coquition , B.C. V 3B 8B4
                                                                 Tel: 941-7434

                                                   FILED DECEMBER 18, 1996
                                                 Nevada Secretary of State
                                                                C -7659-86

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                          GUARDIAN INTERNATIONAL, INC.

         We the undersigned, Richard Ginsburg, President, and Sheilah Ginsburg, Secretary, of Guardian International, Inc., a Nevada corporation (the "Company"), do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of November, 1996, adopted a resolution to amend the original articles as follows:

         RESOLVED, Article First is deleted in its entirety and the following is inserted in lieu thereof:

         "FIRST.  The name of the corporation is Guardian International, Inc."

         RESOLVED, Article Fourth is deleted in its entirety and the following is inserted in lieu thereof.

         "FOURTH. The amount of the total authorized capital stock of the Company is 100,485,035 shares, consisting of: (i) 100,000,000 shares of 'Class A Voting Common Stock,' par value $0.001 per share; and (ii) 484,035 shares of 'Class B Nonvoting Common Stock,' par value $0.001 per share.

                  Except as otherwise provided herein, all shares of Class A Voting Common Stock and Class B Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

         1. Voting Rights. The holders of Class A Voting Common Stock will be entitled to one (1) vote per share on all matters to be voted on by the corporation's stockholders, and except as otherwise required by law, the holders of Class B Nonvoting Common Stock will have no right to vote their shares of Class B Nonvoting Common Stock on any matters to be voted on by the corporation's stockholders.

         2. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Class A Voting Common Stock and the holders of Class B Nonvoting Common Stock will be entitled to share ratably according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Voting Common Stock or Class B Nonvoting Common Stock, dividends will be declared which are payable at the same rate on both classes of common stock, and the dividends payable in shares of Class A Voting Common Stock to holders of Class A Voting Common Stock, and the dividends payable in shares of Class B Nonvoting Common Stock will be payable to the holders of Class B Nonvoting Common Stock.

         3. Liquidation Rights. In the event any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Class A Voting Common Stock and Class B Nonvoting Common Stock shall be entitled to share ratably, according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in the remaining assets of the Company available for distribution to its stockholders.

         4.       Conversion of Class B Nonvoting Common Stock.

                  (a) At any time and from time to time, each record holder of Class B Nonvoting Common Stock will be entitled to convert any and all of the shares of such holder's Class B Nonvoting Common Stock into the same number of shares of Class A Voting Common Stock at holder's election, provided, that each holder of Class B Nonvoting Common Stock shall only be entitled to convert any share or shares of Class B Nonvoting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Company than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

                  (b) Each conversion of shares of Class B Nonvoting Common Stock into shares of Class A Voting Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company at any time during normal business hours, together with a written notice by the holder of such Class B Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Nonvoting Common Stock represented by such certificate or certificates into Class A Voting Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Company than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement. Such conversion will be deemed to have effected as of the close of business on the date on which certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Nonvoting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record the shares of Class A Voting Common Stock represented thereby.

                  (c) Promptly after such surrender and the receipt of such written notice, the Company will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Voting Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Nonvoting Common Stock which was represented by the certificate or certificates delivered to the Company in connection with such conversion but which was not converted.

                  (d) If the Company in any manner subdivides or combines the outstanding shares of one class of either Class A Voting Common Stock or Class B Nonvoting Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

                  (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Company (other than a subdivision or combination of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Voting Common Stock or Class B Nonvoting Common Stock or from par value to no par value) or in the case of, and as a condition to, the consolidation or merger of the Company with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Voting Common Stock or Class B Nonvoting Common Stock), each share of Class B Nonvoting Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Voting Common Stock of the Company in which such shares of Class B Nonvoting Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph with respect to the rights and interests thereafter of the holders of Class B Nonvoting Common Stock to the end that the provisions set forth in this paragraph (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Nonvoting Common Stock.

                  (f) The shares of Class B Nonvoting Common Stock which are converted into shares of Class A Voting Common Stock as provided herein shall not be reissued.

                  (g) The Company will at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of the Class B Nonvoting Common Stock as provided above, such number of Class A Voting Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Nonvoting Common Stock (assuming that all such shares of Class B Nonvoting Common Stock are held by persons entitled to convert such shares into Class A Voting Common Stock).

                  (h) The issuance of certificates for Class A Voting Common Stock upon the conversion of Class B Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Class A Voting Common Stock. The Company will not close its books against the transfer of Class B Nonvoting Common Stock or Class A Voting Common Stock issued or issuable upon the conversion of Class B Nonvoting Common Stock in any manner which would interfere with the timely conversion of Class B Nonvoting Common Stock."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,453,804; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                                   /s/

                                                 ----------------------------
                                                  Richard Ginsburg, President



                                                                   /s/
                                                 ----------------------------
                                                  Sheilah Ginsburg, Secretary
State of Florida

County of Broward

         On November 14, 1996, personally appeared before me, a Notary Public, Richard Ginsburg and Sheilah Ginsburg, who acknowledged that they executed the above instrument.


                                                  /s/
                                             --------------
                                                        (Signature of Notary)
                                                          L. Marlene Crossley
                                              Notary Public, State of Florida
                                                     Commission No. CC 570109
                                                My Commission Exp. 08/11/2000

                                                      FILED NOVEMBER 24, 1997
                                                    Nevada Secretary of State
                                                                    C-7659-86


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          GUARDIAN INTERNATIONAL, INC.

         We the undersigned, Richard Ginsburg, President and Chief Executive Officer, and Sheilah Ginsburg, Secretary of Guardian International, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

         That the Board of Directors of the Corporation at a meeting duly convened, held on the 14th day of October, 1997, adopted a resolution to amend the original articles as follows:

         RESOLVED, Article FOURTH is deleted in its entirety and the following is inserted in lieu thereof:

         "FOURTH.

         1. The amount of the total authorized capital stock of the Corporation is 131,000,000 shares, consisting of: (i) 100,000,000 shares of 'Class A Voting Common Stock,' par value $.001 per share; (ii) 1,000,000 shares of 'Class B Nonvoting Common Stock,' par value $.001 per share; and (iii) 30,000,000 shares of Preferred Stock, par value $.001 per share.

         2.       CLASS B COMMON STOCK.

                  Except as otherwise provided herein, all shares of Class A Voting Common Stock and Class B Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                  (a) Voting Rights. The holders of Class A Voting Common Stock will be entitled to one (1) vote per share on all matters to be voted on by the Corporation's stockholders, and except as otherwise required by law, the holders of Class B Nonvoting Common Stock will have no right to vote their shares of Class B Nonvoting Common Stock on any matters to be voted on by the Corporation's stockholders.

                  (b) Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Class A Voting Common Stock and the holders of Class B Nonvoting Common Stock will be entitled to share ratably according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Voting Common Stock or Class B Nonvoting Common Stock, dividends will be declared which are payable at the same rate on both classes of common stock, and the dividends payable in shares of Class A Voting Common Stock to holders of Class A Voting Common Stock, and the dividends payable in shares of Class B Nonvoting Common Stock will be payable to the holders of Class B Nonvoting Common Stock.

                  (c) Liquidation Rights. In the event any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Voting Common Stock and Class B Nonvoting Common Stock shall be entitled to share ratably, according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

                  (d)      Conversion of Class B Nonvoting Common Stock.

                           i. At any time and from time to time, each record
holder of Class B Nonvoting Common Stock will be entitled to convert any and all of the shares of such holder's Class B Nonvoting Common Stock into the same number of shares of Class A Voting Common Stock at holder's election, provided, that each holder of Class B Nonvoting Common Stock shall only be entitled to convert any share or shares of Class B Nonvoting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

                           ii. Each conversion of shares of Class B Nonvoting
Common Stock into shares of Class A Voting Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Nonvoting Common Stock represented by such certificate or certificates into Class A Voting Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement. Such conversion will be deemed to have effected as of the close of business on the date on which certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Nonvoting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record the shares of Class A Voting Common Stock represented thereby.

                           iii. Promptly after such surrender and the receipt of
such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the Class A Voting Common Stock issuable upon such conversion and (y) a certificate representing any Class B Nonvoting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                           iv. If the Corporation in any manner subdivides or
combines the outstanding shares of one class of either Class A Voting Common Stock or Class B Nonvoting Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

                           v. In the case of, and as a condition to, any capital
reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Voting Common Stock or Class B Nonvoting Common Stock or from par value to no par value) or in the case of, and as a condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Voting Common Stock or Class B Nonvoting Common Stock), each share of Class B Nonvoting Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Voting Common Stock of the Corporation in which such shares of Class B Nonvoting Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph with respect to the rights and interests thereafter of the holders of Class B Nonvoting Common Stock to the end that the provisions set forth in this paragraph (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Nonvoting Common Stock.

                           vi. The shares of Class B Nonvoting Common Stock
which are converted into shares of Class A Voting Common Stock as provided herein shall not be reissued.

                           vii. The Corporation will at all times reserve and
keep available out of its authorized but unissued shares of Class A Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of the Class B Nonvoting Common Stock as provided above, such number of Class A Voting Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Nonvoting Common Stock (assuming that all such shares of Class B Nonvoting Common Stock are held by persons entitled to convert such shares into Class A Voting Common Stock).

                           viii. The issuance of certificates for Class A Voting
Common Stock upon the conversion of Class B Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Voting Common Stock. The Corporation will not close its books against the transfer of Class B Nonvoting Common Stock or Class A Voting Common Stock issued or issuable upon the conversion of Class B Nonvoting Common Stock in any manner which would interfere with the timely conversion of Class B Nonvoting Common Stock.

         3.       PREFERRED STOCK.

                  (a) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, option and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                           i. Designation and Number. The distinctive
designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action by the Board of Directors;

                           ii. Dividends. The rate and times at which, and the
terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

                           iii. Conversion Privileges. The right, if any, of the
holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                           iv. Redemption. Whether or not Preferred Stock of
such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                           v. Liquidation. The rights, if any, of the holders of
Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

                           vi. Sinking Fund Requirements. The terms of the
sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                           vii. Voting Rights. The voting powers, if any, of the
holders, of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                  (b) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution of resolutions adopted pursuant to authority granted in paragraph 3(a) of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences an rights of such other series shall be fixed by the Board of Directors as senior to, or on parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph 3(a) of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

         4. Subject to the provisions of paragraphs 2 and 3, shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.";

         That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,496,804; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                               /s/
                                            -----------------------------
                                              Richard Ginbsurg, President
                                                 and Chief Executive Officer


                                                               /s/
                                            -----------------------------
                                              Sheilah Ginsburg, Secretary



State of Florida

County of Broward

         On 20, Oct, 1997, personally appeared before me, a Notary Public, L. Marlene Crossley, who acknowledged that they executed the above instrument.



                                                                   /s/
                                                ----------------------------


(Notary Stamp or Seal)
L. Marlene Crossley
Notary Public, State of Florida
Commission No. CC 570109
My Commission Exp. 08/11/2000